EXHIBIT 10.23

[ * ] = information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

AMENDMENT NUMBER ONE TO LOAN AGREEMENT

                   THIS AMENDMENT NUMBER ONE TO LOAN AGREEMENT (this “Amendment”), dated as of August 6, 2001, is entered into between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), HELLER FINANCIAL, INC., a Delaware corporation (“Heller”), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CITBC”) and, on the other hand, PALM, INC., a Delaware corporation (“Borrower”), in light of the following:

W I T N E S S E T H

                   WHEREAS, the Borrower and the Lender Group are parties to that certain Loan Agreement, dated as of June 25, 2001 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”);

                   WHEREAS, the Borrower has requested that the Lender Group consent to the amendments to the Loan Agreement set forth  in Section 2 hereof; and

                    WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to such amendments to the Loan Agreement.

                     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.      DEFINITIONS.    Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.      AMENDMENTS TO LOAN AGREEMENT.

          (a) Section 1.1 of the Loan Agreement hereby is amended by deleting the definitions of “Permitted Dispositions” and “Permitted Investments” and inserting the following in lieu thereof:

          “Permitted Dispositions” means (a) sales or other dispositions by Borrower or its Material Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales or other dispositions by Borrower or its Material Subsidiaries prior to December 31, 2001 of [ * ] (c) sales by Borrower and its Material Subsidiaries of Inventory to buyers in the ordinary course of business, (d) the use or transfer of money or Cash Equivalents by Borrower and its Material Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (e) the sale, licensing, or other disposition for fair market value by Borrower or its Material Subsidiaries of patents, trademarks, copyrights, and other intellectual property rights; provided, however, that prior to or concurrent with any such sale, license, or other disposition, Borrower or its Material Subsidiaries, as applicable, must retain or obtain sufficient rights to use (as determined by Agent in its Permitted Discretion) the subject intellectual property as to enable Borrower or its Material Subsidiaries, as applicable, to continue to conduct its business in the ordinary course and such rights shall assignable to Agent or inure to the benefit of Agent (as determined by Agents in their Permitted Discretion) in order to enable Agent to dispose of the Collateral in the event of an Event of Default.

           “Permitted Investments” means (a) Investments that are consistent with the Approved Investment Policies, (b) Investments in Cash Equivalents, (c) Investments in negotiable instruments for collection, (d) advances made in connection with purchases of goods or services in the ordinary course of business, (e) Permitted Intercompany Advances, (f) Investments existing on the Closing Date disclosed in Schedule P-2, (g) Investments made in connection with transactions otherwise permitted by this Agreement, (h) Investments consisting of (i) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business and (ii) non-cash loans to employees, officers or directors relating to the purchase of equity securities of Borrower or pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors, (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of Account Debtors, (j) Investments consisting of notes receivable or of prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business, (k) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business, (l) Investments in deposit accounts maintained by Borrower or its Material Subsidiaries, (m) Permitted Non-Cash Acquisitions, and (n) Investments in an aggregate amount not to exceed $ [ * ] so long as such Investments are designed to foster an enhanced business relationship with the Person in which the Investment is made.

        (b) Section 1.1 of the Loan Agreement hereby is amended by inserting the following defined term in the appropriate alphabetical order:

               “Approved Investment Policies” shall mean the investment policies of Borrower delivered to Agent by Borrower excluding the “Exceptions” provision of such investment policies.

                     (c) Section 3.1(c) of the Loan Agreement hereby is amended by deleting clause (v) thereof and inserting the following in lieu thereof:

(v)      [Intentionally omitted],

[ * ] = information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

     (d) Section 6.3 of the Loan Agreement hereby is amended by deleting the preamble thereof and subsection (a) thereof and inserting the following in lieu thereof:

               6.3 Financial Statements, Reports, Certificates. Deliver to Agent, which shall deliver copies to each Lender:

                          (a)(i) prior to the occurrence of a Triggering Event, unless the average of the sum of the Revolver Usage, Irish Loan Usage and UK Loan Usage (taken as a whole) over the immediately preceding 30 day period exceeds $75,000,000, as soon as possible, but in any event, within 45 days after the end of each fiscal quarter, and (ii) if clause (i) is not applicable, as soon as available, but in any event within 30 days (45 days in the case of a fiscal month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each fiscal month during each of Borrower’s fiscal years,

                                   (i)  a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower’s and  its  Subsidiaries’ operations during such period,

                                   (ii)   a certificate signed by the chief financial officer of Borrower to the effect that:

          (A)   the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

          (B)   the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

          (C)   there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto),

     (e) Section 7.3 of the Loan Agreement hereby is amended by (i) deleting the semi-colon at the end of subsection (a) thereof and inserting in lieu thereof a period, and (ii) deleting subsection (c) thereof and inserting the following in lieu thereof:

                (c) Except for Permitted Dispositions and Permitted IP Transactions, convey, sell, lease, license, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

        (f) Section 7.4 of the Loan Agreement hereby is amended and restated in its entirety as follows:

                Section 7.4 Disposal of Assets. Other than Permitted Dispositions and Permitted IP Transactions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower’s assets.

        (g) Section 7 of the Loan Agreement is hereby amended by adding the following as new Section 7.22 and new Section 7.23 after Section 7.21:

                Section 7.22 Raw Materials. Retain, at any time, a material amount of raw materials Inventory.

                Section 7.23 Approved Investment Policies. Borrower shall not amend or modify the Approved Investment Policies without the prior written consent of the Agents, which consent shall not be unreasonably withheld.

       (h) Section 12 of the Loan Agreement hereby is amended by inserting the following addresses after the address for Brobeck, Phleger & Harrison, LLP and before the final paragraph of such Section 12:

If to Heller:	HELLER FINANCIAL, INC. 71 Stevensen Street Suite 2000 San Francisco, California 94105 Attn: Samantha Farber Fax No.: 312.441.7367

If to CITBC:	THE CIT GROUP/BUSINESS CREDIT, INC. 300 South Grand Avenue 3rd Floor Los Angeles, California 90071 Attn: Regional Credit Manager Fax No.: 213.613.2501

      (i) Schedule 2.7 of the Loan Agreement hereby is amended and restated in its entirety in the form of Amended and Restated Schedule 2.7 attached hereto.

      (j) Schedule 5.5 of the Loan Agreement hereby is amended and restated in its entirety in the form of Amended and Restated Schedule 5.5 attached hereto.

          (k) Schedule 7.6 of the Loan Agreement hereby is amended and restated in its entirety in the form of Amended and Restated Schedule 7.6 attached hereto.

3.       CONDITIONS PRECEDENT TO AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

          (a) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

          (b) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

          (c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrower or the Lender Group.

4.       CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

5.       ENTIRE AMENDMENT; EFFECT OF AMENDMENT.     This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

6.      COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7.      MISCELLANEOUS.

             (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

             (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

             (c) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “Schedule 2.7” shall mean and refer to “Amended and Restated Schedule 2.7” attached hereto.

             (d) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “Schedule 5.5” shall mean and refer to “Amended and Restated Schedule 5.5” attached hereto.

             (e) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “Schedule 7.6” shall mean and refer to “Amended and Restated Schedule 7.6” attached hereto.

[Signature page follows.]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

PALM, INC. a Delaware corporation By: /s/ Judy Bruner Name: Title:
FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent and as a Lender By: /s/ John Nocita Name: John Nocita Title: Vice President
HELLER FINANCIAL, INC., a Delaware corporation, as Syndication Agent and as a Lender By: /s/ Linda Peddle Name: Linda Peddle Title: Vice President
THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Documentation Agent and as a Lender By: /s/ Adrian Avalos Name: Adrian Avalos Title: Vice President